Exhibit 4.36
FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and dated as of February 15, 2024, among ARCOS DORADOS HOLDINGS INC., a company incorporated under the laws of the British Virgin Islands (the “Borrower”), certain subsidiaries of the Borrower as guarantors (the “Guarantors”), and JPMORGAN CHASE BANK, N.A., as lender (the “Lender”) and amends that certain Amended and Restated Credit Agreement dated as of December 11, 2020, among the Borrower, the Guarantors and the Lender (as amended or modified from time to time, the “Credit Agreement”).
R E C I T A L S
WHEREAS, the Borrower, the Guarantors and the Lender have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Terms. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.
2.Amendment. Upon the occurrence of the Third Amendment Effective Date (as defined in Section 4 below), the defined term “Maturity Date” in Section 1.1 of the Credit Agreement (“Defined Terms”) shall be amended and restated in its entirety as follows:
“Maturity Date” means February 17, 2026.
3.Representations and Warranties. As of the date hereof and as of the Fourth Amendment Effective Date, the Loan Parties hereby represent and warrant to the Lender that (a) the representations and warranties set forth in Article III of the Agreement are true and correct as of each such date, (b) no event has occurred and is continuing, or would result from the execution and delivery to the Lender of this Amendment, that constitutes a Default or Event of Default, and (c) the execution, delivery and performance of this Amendment by the Loan Parties have been duly authorized by all necessary action and that this Amendment is a legal, valid and binding obligation of the Loan Parties party hereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws.
4.Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Fourth Amendment Effective Date”) when each of the following conditions is satisfied (or waived in writing by the Lender):
(a) each of the Lender, the Borrower and each Guarantor shall have received this Amendment duly executed and delivered by or on behalf of each of the other parties hereto;
(b) the Borrower shall have duly executed and delivered to the Lender the Fee Letter dated on or about the date hereof;
(c) the Lender shall have received
    (i) updated certificates from the Borrower and the Guarantors satisfying the requirements set forth in Sections 4.1(b) and (d) of the Agreement, except that all references therein to the “A&R Effective Date” shall be deemed to be to the Fourth Amendment Effective Date, and
    (ii) evidence that a process agent shall have accepted appointment to receive service of process on behalf of the Borrower and each Guarantor, in form and substance reasonably satisfactory to the Lender; and

(d) the Borrower shall have paid any and all fees and other amounts due and payable on or before the Fourth Amendment Effective Date by the Borrower to the Lender to the extent invoiced to the Borrower prior to the Fourth Amendment Effective Date.
5.Miscellaneous.
5.1    Effectiveness of the Credit Agreement and other Loan Documents. Except as hereby expressly amended, the Loan Documents shall each remain in full force and effect, are hereby ratified and confirmed in all respects on and as of the date hereof, and each Loan Party hereby reaffirms its obligations thereunder.
5.2    Loan Document. This Amendment is a Loan Document.
5.3    Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
1.1Governing Law; Jurisdiction. Section 9.10 (“Governing Law; Jurisdiction”) of the Credit Agreement shall apply mutatis mutandis to this Amendment.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
ARCOS DORADOS HOLDINGS INC.,
as Borrower

By:	/s/ Mariano Tannenbaum
Name: Mariano AlejandroTannenbaum
Title: Chief Financial Officer

ARCOS DOURADOS COMERCIO DE ALIMENTOS S.A.
(formerly known as Arcos Dourados Comercio de
Alimentos Ltda.), as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

ADCR INMOBILIARIA S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

By:	/s/ Marcelo Rabach
Name: Marcelo Rabach
Title: Chief Executive Officer

ARCOS DORADOS COSTA RICA ADCR, S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

By:	/s/ Marcelo Rabach
Name: Marcelo Rabach
Title: Chief Executive Officer

ARCOS DORADOS PANAMÁ, S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

By:	/s/ Marcelo Rabach
Name: Marcelo Rabach
Title: Chief Executive Officer

SISTEMAS MCOPCO PANAMÁ, S.A.,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

By:	/s/ Marcelo Rabach
Name: Marcelo Rabach
Title: Chief Executive Officer

ARCOS DORADOS PUERTO RICO, LLC,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

GOLDEN ARCH DEVELOPMENT LLC,
as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

ARCOS DORADOS RESTAURANTES DE CHILE SPA
(formerly known as Arcos Dorados Restaurantes de Chile Limitada), as a Guarantor

By:	/s/ Mariano Tannenbaum
Name: Mariano Alejandro Tannenbaum
Title: Chief Financial Officer

Witnesses for Arcos Dourados Comércio de Alimentos S.A. (formerly known as Arcos Dourados Comércio de Alimentos Ltda.):

By:	/s/ Ana Rehder	By:	/s/ Suzana Costiuc
	Name: Ana Luisa Rehder		Name: Suzana Costiuc
	CPF: 220.197.708-90		CPF: 220.197.708-90

LENDER:
JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Christophe Vohmann
Name: Christophe M. Vohmann
Title: Executive Director